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                                                                    EXHIBIT 12.4

Rogers Wireless Inc.
Financial Statement Schedules
Schedule of Valuation Account - Allowance for Doubtful Accounts Receivable (in thousands of Canadian dollars)

                                 Balance,                                             Balance,
                               Beginning of        Additions        Deductions         End of
                                  Period              (1)               (2)            Period
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
Twelve Months Ended:
December 31, 2001                  52,453            33,583           (34,801)         51,235
December 31, 2002                  51,235            32,072           (38,142)         45,165
December 31, 2003                  45,165            43,959           (31,650)         57,474

Three Months Ended:
March 31, 2004                     57,474            12,944           (13,023)         57,395


(1) Represents increase in allowance for doubtful accounts receivable charged to expense.

(2) Represents the accounts receivable written-off against the allowance for doubtful accounts receivable.